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                                                                     EXHIBIT 11

Pacific International Services Corp
Computation of Earnings (Loss) Per Common Share
And Common Share Equivalents
For the Years Ended December 31, 1995, 1994 and 1993


                                                                1995               1994               1993
Continuing operations                                       $(1,066,372)      $    (4,357)         $ 168,023

Discontinued operations                                        (946,684)       (1,423,104)          (972,085)

Extraordinary items                                           2,407,873              --                 --
                                                            -----------       -----------          ---------
    Net income (loss)                                       $   394,817       $(1,427,461)         $(804,062)
                                                            ===========       ===========          =========

Primary and fully diluted earnings per share

  Weighted average common shares outstanding                  8,235,150         8,079,800          9,009,300

  Weighted average common share equivalents
    outstanding                                                    --                --                 --
                                                            -----------       -----------          ---------
                                                              8,235,150         8,079,800          9,009,300
                                                            ===========       ===========          =========
Income (loss) per common and common
equivalent share

  Continuing operations                                     $     (0.13)      $      --            $    0.02

  Discontinued operations                                         (0.11)           (0. 18)             (0.11)

  Extraordinary items                                              0.29              --                 --
                                                            -----------       -----------          ---------
    Net income (loss)                                       $      0.05       $     (0.18)         $   (0.09)
                                                            ===========       ===========          =========